UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
October 9, 2012	0-17449

___________________________

PROCYON CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

1300 S. HIGHLAND

CLEARWATER, FL 33756

(727) 447-2998

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 9, 2012, Procyon Corporation’s (the “Company”) Board of Directors approved Executive Employment Agreements entered into between the Company, Amerx and (i) Justice W. Anderson, the President of our operating subsidiary, Amerx Health Care Corporation (“Amerx”), and (ii) James B. Anderson, the Company’s Chief Financial Officer and the Vice President of Operations of Amerx.

Justice W. Anderson’s Executive Employment Agreement, which is effective August 1, 2012, provides for a base annual salary of $210,000 and other benefits, including certain short-term and long-term incentive bonus compensation based upon Amerx achieving certain financial goals for sales and net profit. Mr. Anderson’s Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day’s written notice.

James B. Anderson’s Executive Employment Agreement, which is effective September 1, 2012, provides for an annual base salary of $120,000 and other benefits, including short-term and long-term incentive bonus compensation based upon Amerx achieving certain operational and financial goals. Mr. Anderson’s Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day’s written notice.

A copy of Justice W. Anderson’s Executive Employment Agreement is attached to this report and incorporated herein as Exhibit 10.1. A copy of James B. Anderson’s Executive Employment Agreement is attached to this report and incorporated herein as Exhibit 10.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth above, the Company and Amerx entered into Executive Employment Agreements with Justice W. Anderson and James B. Anderson, as approved by our Board of Directors on October 9, 2012. Copies of Justice W. Anderson’s and James B. Anderson’s Executive Employment Agreements are attached to this report and incorporated herein, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement of Justice W. Anderson.
10.2	Executive Employment Agreement of James B. Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2012.	Procyon Corporation
By: /s/ Regina W. Anderson
Regina W. Anderson,
Chief Executive Officer